Exhibit 99

UTC REPORTS FIRST QUARTER EPS GROWTH OF 19 PERCENT ON 11 PERCENT HIGHER

SALES; RAISES 2011 SALES AND EPS OUTLOOK

HARTFORD, Conn., April 20, 2011 – United Technologies Corp. (NYSE:UTX) today reported first quarter 2011 earnings per share of $1.11 and net income attributable to common shareowners of $1.0 billion, up 19 percent and 17 percent, respectively, over the year ago quarter. Sales for the quarter increased 11 percent to $13.3 billion with 9 percent organic growth. Favorable foreign currency translation and net acquisitions each contributed 1 percent to the sales growth.

Results for the current quarter include $0.02 per share in restructuring costs. Earnings per share in the year ago quarter included $0.05 in restructuring costs. Before these items, earnings per share increased 15 percent year over year. Foreign currency translation and currency hedges at Pratt & Whitney Canada accounted for $0.01 of the earnings per share increase.

First quarter segment operating margin at 14.7 percent was 100 basis points higher than prior year. Adjusted for restructuring costs, segment operating margin at 15.0 percent was 80 basis points higher than prior year. Research and development costs increased year over year by $88 million to $485 million. Cash flow from operations was $1.36 billion and, after capital expenditures of $180 million, exceeded net income attributable to common shareowners.

“This was another solid quarter for UTC with broad-based acceleration in organic growth, as well as strong earnings momentum and cash generation,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “Nearly 20 percent growth in earnings per share reflects excellent conversion, especially as we continued to increase our investments in game changing products and technologies.”

“Based on the strong start to the year, particularly in Carrier’s short cycle businesses, we are raising the full year earnings per share expectation to $5.25 to $5.40, from $5.20 to $5.35 previously. We now anticipate 2011 EPS growth to be 11 to 14 percent on sales growth of 5 percent,” Chênevert added. “The global economic recovery continues to gain traction as evidenced by the momentum of our end markets and we now expect 2011 sales of $57 billion, at the high end of our prior range of $56 billion to $57 billion.”

New equipment orders at Otis were up 17 percent over the year ago first quarter including favorable foreign exchange of 3 percentage points. Commercial HVAC new equipment orders at

Carrier grew 26 percent including favorable foreign exchange of 2 points. Commercial spares orders at Pratt & Whitney’s large engine business grew 33 percent and at Hamilton Sundstrand were up 23 percent over the year ago first quarter.

“Continued focus on working capital drove strong cash generation even with the increase in inventory. We continue to expect UTC’s cash flow from operations less capital expenditures to meet or exceed net income attributable to common shareowners for the year,” Chênevert said.

Share repurchase in the quarter was $750 million and acquisition spending was $106 million. Full year expectations remain unchanged for both share repurchase and acquisitions at $2.5 billion and $1.5 billion, respectively.

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com.

The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. These include, among others, statements relating to: future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance; the effect of economic conditions in the markets in which we operate and in the United States and globally and any changes therein, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry; levels of air travel, financial difficulties (including bankruptcy) of commercial airlines; the impact of weather conditions, natural disasters and the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; new business opportunities; cost reduction efforts and restructuring costs and savings and other consequences thereof; the scope, nature or impact of acquisition and divestiture activity, including integration of acquired businesses into our existing businesses; the development, production and support of advanced technologies and new products and services; the anticipated benefits of diversification and balance of operations across product lines, regions and industries; the impact of the negotiation of collective bargaining agreements, and labor disputes; the outcome of legal proceedings and other contingencies; future repurchases of common stock; future levels of indebtedness and capital and research and development spending; future availability of credit; pension plan assumptions and future contributions; and the effect of changes in tax, environmental and other laws and regulations and political conditions in the United States and other countries in which we operate. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

UTC-IR

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United Technologies Corporation

Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2011	2010

Net sales	$13,344	$12,040

Costs, Expenses and Other:
Cost of products and services sold	9,641	8,732
Research and development	485	397
Selling, general and administrative	1,543	1,424
Other income, net	(104)	(36)

Operating profit	1,779	1,523
Interest expense, net	149	171

Income before income taxes	1,630	1,352
Income tax expense	529	405

Net income	1,101	947
Less: Noncontrolling interest in subsidiaries’ earnings	89	81

Net income attributable to common shareowners	$1,012	$866

Earnings Per Share of Common Stock:
Basic	$1.13	$.95
Diluted	$1.11	$.93

Weighted average number of shares outstanding:
Basic shares	899	914
Diluted shares	915	929

As described on the following pages, consolidated results for the quarters ended March 31, 2011 and 2010 include restructuring and other costs that management believes should be considered when evaluating the underlying financial performance.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2011	2010

Net Sales
Otis	$2,772	$2,726
Carrier	2,766	2,467
UTC Fire & Security	1,628	1,415
Pratt & Whitney	3,095	2,841
Hamilton Sundstrand	1,448	1,326
Sikorsky	1,582	1,358

Segment Sales	13,291	12,133
Eliminations and other	53	(93)

Consolidated Net Sales	$13,344	$12,040

Operating Profit
Otis	$630	$596
Carrier	310	139
UTC Fire & Security	162	123
Pratt & Whitney	471	436
Hamilton Sundstrand	244	221
Sikorsky	141	145

Segment Operating Profit	1,958	1,660
Eliminations and other	(90)	(60)
General corporate expenses	(89)	(77)

Consolidated Operating Profit	$1,779	$1,523

Segment Operating Profit Margin
Otis	22.7%	21.9%
Carrier	11.2%	5.6%
UTC Fire & Security	10.0%	8.7%
Pratt & Whitney	15.2%	15.3%
Hamilton Sundstrand	16.9%	16.7%
Sikorsky	8.9%	10.7%

Segment Operating Profit Margin	14.7%	13.7%

As described on the following pages, consolidated results for the quarters ended March 31, 2011 and 2010 include restructuring and other costs that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation

Restructuring and Other Costs

Consolidated operating profit for the quarters ended March 31, 2011 and 2010 includes restructuring and other costs as follows:

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2011	2010

Otis	$2	$11
Carrier	14	18
UTC Fire & Security	7	10
Pratt & Whitney	4	26
Hamilton Sundstrand	3	2
Sikorsky	1	—

Total Restructuring and Other Costs	$31	$67

The impact of restructuring and other costs on net income attributable to common shareowners and diluted earnings per share of common stock for the quarters ended March 31, 2011 and 2010 is as follows:

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2011	2010

Impact on Income Before Income Taxes –
Restructuring and other costs	$(31)	$(67)
Tax effect of above	10	22

Impact on Net Income Attributable to Common Shareowners	$(21)	$(45)

Impact on Diluted Earnings Per Share of Common Stock	$(0.02)	$(0.05)

The following page provides segment net sales, operating profits and operating profit margins as adjusted for the aforementioned restructuring and other costs. Management believes these adjusted results more accurately portray the ongoing operational performance and fundamentals of the underlying businesses. The amount and timing of restructuring and other costs and non-recurring activity can vary substantially from period to period with no assurances of comparable activity or amounts being incurred in future periods. These amounts have therefore been adjusted out in the following schedule in order to provide a more representative comparison of current year operating performance to prior year performance.

United Technologies Corporation

Segment Net Sales and Operating Profit Adjusted for Restructuring and Other Costs (as reflected on the previous page)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2011	2010

Net Sales
Otis	$2,772	$2,726
Carrier	2,766	2,467
UTC Fire & Security	1,628	1,415
Pratt & Whitney	3,095	2,841
Hamilton Sundstrand	1,448	1,326
Sikorsky	1,582	1,358

Segment Sales	13,291	12,133
Eliminations and other	53	(93)

Consolidated Net Sales	$13,344	$12,040

Adjusted Operating Profit
Otis	$632	$607
Carrier	324	157
UTC Fire & Security	169	133
Pratt & Whitney	475	462
Hamilton Sundstrand	247	223
Sikorsky	142	145

Adjusted Segment Operating Profit	1,989	1,727
Eliminations and other	(90)	(60)
General corporate expenses	(89)	(77)

Adjusted Consolidated Operating Profit	$1,810	$1,590

Adjusted Segment Operating Profit Margin
Otis	22.8%	22.3%
Carrier	11.7%	6.4%
UTC Fire & Security	10.4%	9.4%
Pratt & Whitney	15.3%	16.3%
Hamilton Sundstrand	17.1%	16.8%
Sikorsky	9.0%	10.7%

Adjusted Segment Operating Profit Margin	15.0%	14.2%

United Technologies Corporation

Condensed Consolidated Balance Sheet

	March 31, 2011	December 31, 2010
(Millions)	(Unaudited)	(Unaudited)

Assets
Cash and cash equivalents	$4,440	$4,083
Accounts receivable, net	9,260	8,925
Inventories and contracts in progress, net	8,827	7,766
Other assets, current	2,478	2,736

Total Current Assets	25,005	23,510

Fixed assets, net	6,382	6,280
Goodwill	18,193	17,721
Intangible assets, net	4,177	4,060
Other assets	6,907	6,922

Total Assets	$60,664	$58,493

Liabilities and Equity
Short-term debt	$501	$279
Accounts payable	5,635	5,206
Accrued liabilities	12,780	12,247

Total Current Liabilities	18,916	17,732

Long-term debt	9,986	10,010
Other long-term liabilities	8,317	8,102

Total Liabilities	37,219	35,844

Redeemable noncontrolling interest	319	317

Shareowners’ Equity:
Common Stock	12,627	12,431
Treasury Stock	(18,212)	(17,468)
Retained earnings	30,812	30,191
Accumulated other comprehensive loss	(3,101)	(3,769)

Total Shareowners’ Equity	22,126	21,385
Noncontrolling interest	1,000	947

Total Equity	23,126	22,332

Total Liabilities and Equity	$60,664	$58,493

Debt Ratios:
Debt to total capitalization	31%	32%
Net debt to net capitalization	21%	22%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2011	2010

Operating Activities:
Net income attributable to common shareowners	$1,012	$866
Noncontrolling interest in subsidiaries’ earnings	89	81

Net income	1,101	947

Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	333	327
Deferred income tax provision	124	59
Stock compensation cost	52	45
Change in working capital	(301)	(194)
Global pension contributions	(29)	(42)
Other operating activities, net	81	12

Net cash flows provided by operating activities	1,361	1,154

Investing Activities:
Capital expenditures	(180)	(147)
Acquisitions and dispositions of businesses, net	(57)	(2,067)
Other investing activities, net	36	90

Net cash flows used in investing activities	(201)	(2,124)

Financing Activities:
Increase in borrowings, net	187	2,172
Dividends paid on Common Stock	(368)	(373)
Repurchase of Common Stock	(727)	(500)
Other financing activities, net	29	19

Net cash flows (used in) provided by financing activities	(879)	1,318

Effect of foreign exchange rate changes on cash and cash equivalents	76	(9)

Net increase in cash and cash equivalents	357	339

Cash and cash equivalents, beginning of year	4,083	4,449

Cash and cash equivalents, end of period	$4,440	$4,788

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2011		2010

Net income attributable to common shareowners	$1,012		$866
Noncontrolling interest in subsidiaries’ earnings	89		81

Net income	1,101		947

Depreciation and amortization	333		327
Change in working capital	(301)		(194)
Other operating activities, net	228		74

Net cash flows provided by operating activities	1,361		1,154

Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		135%		133%
Capital expenditures	(180)		(147)

Capital expenditures as a percentage of net income attributable to common shareowners		(18)%		(17)%

Free cash flow	$1,181		$1,007

Free cash flow as a percentage of net income attributable to common shareowners		117%		116%

Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC’s common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.

United Technologies Corporation

Notes to Condensed Consolidated Financial Statements

(1)	Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)	Organic sales growth represents the total reported increase within the Corporation’s ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)	We previously reported “Other income, net,” which included “Interest income,” as a component of “Revenues.” “Other income, net,” excluding “Interest income,” is now reflected as a component of “Costs, Expenses and Other,” while “Interest income” is now netted with “Interest expense” for financial statement presentation.